UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Pursuant to § 240.14a-12

J. ALEXANDER’S CORPORATION
(Name of Registrant as Specified in Its Charter) PRIVET FUND LP PRIVET FUND MANAGEMENT LLC RYAN LEVENSON BEN ROSENZWEIG TODD DIENER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On July 26, 2012, Privet Fund LP issued the following press release:

Privet Fund LP’s Lawsuit Forces J. Alexander’s to Hold Annual Meeting On or Before October 31, 2012

ATLANTA, July 26, 2012 / PRNEWSWIRE/ -- Privet Fund LP (“Privet”), member of The Committee to Strengthen J. Alexander’s (the “Committee”), a group that collectively holds over 10% of the common stock of J. Alexander’s Corporation (“J. Alexander’s” or the “Company”) (NASDAQ: JAX) yesterday appeared in Tennessee Chancery Court seeking a decision on its July 2nd lawsuit to compel J. Alexander’s to schedule its annual meeting.  At the hearing, the Company stipulated that, in light of the lawsuit, it would hold its annual meeting on or before October 31, 2012.  Following this stipulation, the court conditionally dismissed the complaint subject to J. Alexander’s compliance with the meeting deadline on October 31, 2012.

“The fact that J. Alexander’s must now hold its annual meeting on or before October 31 is a positive outcome for all shareholders,” said Ryan Levenson, Privet’s Managing Member.  “In our lawsuit we contended that the Company inappropriately amended its bylaws to remove its annual meeting requirement a week before those bylaws required the meeting be held.  Further, by failing to hold, or even schedule, the annual meeting by July 1, Tennessee law provided shareholders with the standing necessary to request that a meeting date be established. Our lawsuit was the catalyst that will now enable shareholders to exercise their fundamental right to vote for directors.  We will continue to monitor the Company’s activities going forward and will not hesitate to take further action should we believe the rights of shareholders are being threatened.”

Contact:
Ben Rosenzweig
Privet Fund Management LLC
(404) 419-2674

Source: Privet Fund LP

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Privet Fund LP (“Privet”), Privet Fund Management LLC (“Privet Management” and together with Privet, the “Privet Parties”) and the other participants named herein, have made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies for the election of individuals to the Board of Directors of J. Alexander’s Corporation (the “Company”) at the 2012 annual meeting of shareholders (the “2012 Annual Meeting”).

THIS COMMUNICATION MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE PRIVET PARTIES AND THE OTHER PARTICIPANTS NAMED HEREIN FROM THE COMPANY’S SHAREHOLDERS IN CONNECTION WITH THE 2012 ANNUAL MEETING.  THE PRIVET PARTIES STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are Privet, Privet Management, Ryan Levenson, Benjamin Rosenzweig, and Todd Diener (collectively, the “Participants”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Privet, Privet Management, and Ryan Levenson with the SEC on November 3, 2011, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 603,985 shares of Common Stock of the Company, consisting of the following:  (1) 562,599 shares owned directly by Privet, (2) 38,357 shares owned directly by Privet Management, and (3) 3,029 shares owned directly by Benjamin Rosenzweig.  Ryan Levenson and Privet Management may be deemed to beneficially own the shares of Common Stock owned directly by Privet.  Ryan Levenson may be deemed to beneficially own the shares of Common Stock owned directly by Privet Management.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants. Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.